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CUSIP No. 05270Q104                                                Page 14 of 15
                                                        Exhibit Index on Page 13


                                                                       EXHIBIT A

                      STATEMENT APPOINTING DESIGNATED FILER
                              AND AUTHORIZED SIGNER

             Each Reporting Person hereby authorizes and designates Jeffrey I. Martin and Peter Kalkanis (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the Reports with respect to the securities of Auto Data Network, Inc., including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Company.

             The authority of the Designated Filer and the Authorized Signer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signer are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date: 01/14/05                       RHO MANAGEMENT TRUST I

                                     By:       Rho Capital Partners, Inc.,
                                               Investment Advisor

                                     By:       /s/ Joshua Ruch
                                               -----------------------------
                                     Title:    CEO

Date: 01/14/05                       Rho Capital Partners, Inc.,
                                     Investment Advisor

                                     By:       /s/ Joshua Ruch
                                               -----------------------------
                                     Title:    CEO

Date: 01/14/05                                 /s/ Joshua Ruch
                                               -----------------------------
                                               Joshua Ruch

Date: 01/14/05                                 /s/ Habib Kairouz
                                               -----------------------------
                                               Habib Kairouz

Date: 01/14/05                                 /s/ Mark Leschly
                                               -----------------------------
                                               Mark Leschly